Registration No. ___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             -----------------------

                                   TSET, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
         (State or Other Jurisdiction of Incorporation or Organization)

                                   87-0440410
                      (I.R.S. Employer Identification No.)

                          464 COMMON STREET, SUITE 301
                          BELMONT, MASSACHUSETTS 02478
                    (Address of Principal Executive Offices)

          STEVEN G. MARTIN AND JOSHUA B. SCHEINFELD CONSULTINGAGREEMENT
                            (Full Title of the Plan)

                                DANIEL R. DWIGHT
                          464 COMMON STREET, SUITE 301
                          BELMONT, MASSACHUSETTS 02478
                     (Name and Address of Agent For Service)

                                 (617) 993-9965
          (Telephone Number, Including Area Code, of Agent for Service)

                                    COPY TO:

                             Clayton E. Parker, Esq.
                            Ronald S. Haligman, Esq.
                           Kirkpatrick & Lockhart LLP
                    201 South Biscayne Boulevard, Suite 2000
                              Miami, Florida 33131

                         CALCULATION OF REGISTRATION FEE

=========================== ======================== ========================= ======================== =========================
                                                         PROPOSED MAXIMUM         PROPOSED MAXIMUM
TITLE OF SECURITIES                 AMOUNT                OFFERING PRICE         AGGREGATE OFFERING      AMOUNT OF REGISTRATION
TO BE REGISTERED               TO BE REGISTERED          PER SHARE (1)(2)           PRICE (1)(2)               FEE (1)(2)
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------
Common Stock, par value         360,000  shares                  $0.205               $73,800.00                     $6.79
$0.001 per share
--------------------------- ------------ ----------- ------------------------- ------------------------ -------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options to purchase or acquire the shares of Common Stock covered by the Prospectus.

(2) Pursuant to Rule 457(h)(1) of the Securities Exchange Act of 1934, the proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee were computed based upon the average of the high and low prices of the shares of Common Stock on June 17, 2002.

                                     PART I


                          INFORMATION REQUIRED IN THIS
                            SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.


                                     PART II


                          INFORMATION REQUIRED IN THIS
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

         The following documents have been previously filed by TSET, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference into this Registration Statement as of their respective dates:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 filed with the Commission on October 15, 2001.

                  (b) The description of the Company's Common Stock contained in its Registration Statement on Form 10-SB filed with the Commission on March 31, 2000 as amended, pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this Registration Statement or by any document that constitutes part of the prospectus relating to the 2001 Stock Option Plan that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.


ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

         Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

         Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

         The Company will indemnify each director, to the fullest extent permitted by law, from and against any and all claims of any type arising from or related to his past or future acts or omissions as a director or officer of the Company and any of our subsidiaries. In addition, the Company has agreed to advance all expenses of each director as they are incurred and in advance of the final disposition of any claim.

         Pursuant to our bylaws, the Company is obligated to indemnify each of its directors and officers to the fullest extent permitted by law with respect to all liability and loss suffered, and reasonable expenses incurred, by such person in any action, suit, or proceeding in which such person was or is made or threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Company. The Company's bylaws further eliminate personal liability of a director or an officer to the Company or to any of our stockholders for monetary damages for a breach of fiduciary duty as a director or an officer except for: (i) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or
(ii) the payment of distributions in violation of Section 78.300 of Nevada Revised Statutes. We are also obligated to pay the reasonable expenses of indemnified directors or officers in defending such proceedings if the indemnified party agrees to repay all amounts advanced should it be ultimately determined that such person is not entitled to indemnification.

         The Company also maintains an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against the directors and officers of the Company for a wrongful act for which they may become legally obligated to pay or for which we are required to indemnify our directors and officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

         Not applicable.

ITEM 8.  EXHIBITS.
         --------

EXHIBIT NO.            DESCRIPTION                                      LOCATION
---------------------  -----------------------------------------------  ---------------------------------------------
5.1                    Opinion of Kirkpatrick & Lockhart LLP re:        Provided herewith
                       legality
23.1                   Consent of Kirkpatrick & Lockhart LLP            Provided herewith (contained in Exhibit 5.1)
23.2                   Consent of Grant Thornton LLP                    Provided herewith
24.1                   Power of Attorney                                Provided herewith
99.1                   Consulting Agreement, effective October 1,       Provided herewith
                       2001, by and among the Company, Steven G.
                       Martin and Joshua B. Scheinfeld

ITEM 9.  UNDERTAKINGS.
         ------------

         (a)      The undersigned registrant will:

                  (1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                      (i) Include any prospectus required by Section 10(a)(3) of the Act;

                      (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) For purposes of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) File   a   post-effective   amendment   to   remove   from
registration any of the securities that remain unsold at the end of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Articles 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Belmont, Massachusetts, on June ___, 2002.

                                     TSET, INC.

                                     By:
                                         ---------------------------------------
                                     Printed Name:     Daniel R. Dwight
                                     Title:            President and
                                                       Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel R. Dwight, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, which together constitute a majority of the board of directors of the Company.

Date:    June ___, 2002                  By:
                                            ----------------------------------------------------
                                         Printed Name:     Daniel R. Dwight
                                         Title:            President and
                                                           Chief Executive Officer and Director


Date:    June ___, 2002                  By:
                                            ----------------------------------------------------
                                         Printed Name:     Richard A. Papworth
                                         Title:            Chief Financial Officer and Director


Date:    June ___, 2002                  By:
                                            ----------------------------------------------------
                                         Printed Name:     Richard F. Tusing
                                         Title:            Director


Date:    June ___, 2002                  By:
                                            ----------------------------------------------------
                                         Printed Name:     James P. McDermott
                                         Title:            Director


Date:    June ___, 2002                  By:
                                            ----------------------------------------------------
                                         Printed Name:     Erik Black
                                         Title:            Director


Date:    June ___, 2002                  By:
                                            ----------------------------------------------------
                                         Printed Name:     Charles D. Strang
                                         Title:            Director


Date:    June ___, 2002                  By:
                                            ----------------------------------------------------
                                         Printed Name:     Jeffrey D. Wilson
                                         Title:            Director

                                  EXHIBIT LIST


EXHIBIT NO.            DESCRIPTION                                      LOCATION
---------------------  -----------------------------------------------  ----------------------------------------------
5.1                    Opinion of Kirkpatrick & Lockhart LLP re:        Provided herewith
                       legality
23.1                   Consent of Kirkpatrick & Lockhart LLP            Provided herewith (contained in Exhibit 5.1)
23.2                   Consent of Grant Thornton LLP                    Provided herewith
24.1                   Power of Attorney                                Provided herewith
99.1                   Consulting Agreement, effective October 1,       Provided herewith
                       2001, by and among Steven G. Martin and Joshua
                       B. Scheinfeld


                                  EXHIBIT 24.1


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel R. Dwight, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

                                  EXHIBIT 99.1

                              CONSULTING AGREEMENT

         This CONSULTING AGREEMENT ("Agreement") is made effective as of the 1st day of October, 2001, by and between TSET, Inc., a Nevada corporation (the "Company") and Steven G. Martin and Joshua B. Scheinfeld, each a resident of the State of Illinois (collectively "Consultant").


         WHEREAS, the Company is a publicly traded company engaged, through its wholly owned subsidiary, Kronos Air Technologies, Inc., in the business of the development and commercialization of a new proprietary air movement and purification technology known as Kronos(TM) (the "Business");

         WHEREAS, Consultant has unique experience, knowledge and skills in order to enhance the operation of the Business;

         WHEREAS, the Company desires to obtain the benefits of Consultant's experience and know-how in connection with the operation of the Business, and accordingly, the Company has offered to engage Consultant to render consulting and advisory services to the Company on the terms and conditions hereinafter set forth;

         WHEREAS, Consultant desires to accept such engagement upon such terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant agree as follows:

1. CONSULTING TERMS AND DUTIES. Upon the terms and conditions set forth herein, the Company hereby retains and engages Consultant as an independent contractor, and Consultant hereby accepts such retention and engagement as an independent contractor, and agrees to render such advisory and consulting services to the Company with respect to matters pertaining to the Business as shall be specified from time to time by the Company's President and/or such other officer(s) as the Company's Board of Directors shall designate to have principal responsibility for the operation of the Business.

2. TERM. The term of this Agreement shall be for 15 months from the date hereof (the "Term").

3.   SERVICES AND COMPENSATION.

         (a) SERVICES. Consultant shall (i) advise the Company with respect to operations, executive employment issues, employee staffing, strategy, capital structure and other matters pertaining to the Business as shall be specified from time to time by the Company's President and/or such other officer(s) as the Company's Board of Directors shall designate to have principal responsibility for the operation of the Business and (ii) assist in reviewing and negotiating material transactions.

         (b) CONSULTING FEES. In consideration for the availability of Consultant during the term hereunder and the services rendered pursuant to this Agreement, promptly after the execution of this agreement, the Company will issue to Consultant as payment 360,000 fully paid and non-assessable shares of Common Stock of the Company (the "Shares").

         (c) REIMBURSEMENT OF EXPENSES. The Company shall reimburse Consultant for those reasonable and necessary out-of-pocket expenses which have been approved by the President of the Company prior to their incurrence and which have been incurred by Consultant in connection with the rendering of services hereunder. Any reimbursement to be made by the Company pursuant to this Section shall be made following submission to the Company by Consultant of reasonable documentation of the expenses incurred.

         (d) REGISTRATION. The Shares issued hereunder shall be promptly registered under an S-8 Registration Statement. In the event the Shares cannot be included in an S-8 Registration Statement then Consultant shall be granted customary piggyback registration rights with respect to the Shares.

4.       NONDISCLOSURE.

     4.1 NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

         (a) Consultant recognizes and acknowledges that certain knowledge and information which it has acquired or developed relating to the Business, including its pricing and quotation techniques, costs, developments, activities or products of the Business or the business affairs of any Person doing business with the Company, such as, but not limited to, customer and vendor lists, cost and selling and service prices for specific customers, customers' needs and requirements, and all inventions, ideas, know how, discoveries, creations, developments, improvements, designs, patents and processes so acquired (hereinafter collectively referred to as "Confidential Information") are the valuable property of the Company and shall be held by Consultant in confidence and trust for the sole benefit of the Company.

         (b) Consultant agrees not to use, disclose, divulge or publish, without the prior written consent of the Company, at any time during the term hereof or thereafter for a period of not less than five (5) years following completion of the Term, any Confidential Information. Provided, however, that Confidential Information shall not include (a) information which is known to the public or is generally known within the industry of businesses comparable to the Business (other than as a result of Consultant's violation of this covenant) or (b) information which Consultant is required to disclose pursuant to law or order of a court having jurisdiction over Consultant (provided that Consultant offers the Company an opportunity to obtain an appropriate protective order or administrative relief against disclosure of such Confidential Information).

     4.2 PROPERTY OF THE BUSINESS. All memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, or microfiche or by any other means, made or compiled by or on behalf of Consultant in connection with the rendering by Consultant of consulting services hereunder, or made available by the Company to Consultant relating to the Business of the Company, are and shall be the Company's property and shall be delivered to the Company promptly on the request of the Company.

     4.3 RIGHTS AND REMEDIES UPON BREACH. If Consultant breaches, or threatens to commit a breach of, any of the provisions of Section 4.1 or 4.2 (the "Nondisclosure Covenants"), the Company shall have the right and remedy to have the Nondisclosure Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Nondisclosure Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company. The Company shall also have any other rights and remedies available to it under law or in equity.

     4.4 SEVERABILITY OF COVENANTS. Consultant acknowledges and agrees that the Nondisclosure Covenants are reasonable and valid in scope and in all other respects. If any court determines that any of the Nondisclosure Covenants, or any part thereof, is invalid or unenforceable, the remainder of the
Nondisclosure Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

5.       MISCELLANEOUS.

     (a) NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission (with a copy also sent by another means herein provided for), sent by certified, registered or express mail, postage prepaid or sent by reputable air courier. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (with issuance by the transmitting machine of a confirmation of successful transmission) or, if mailed, five days after the date of deposit in the United States mail or, if sent by courier, two days after the date of deposit with much courier, addressed as follows:

          (i)   if to the Company, to:

                        a.  TSET, Inc.

                 333 South State Street, PMB 111
                 Lake Oswego, Oregon 97034
                 Telephone:        617-993-9980
                        b.  Facsimile:  617-993-9985

                        Attention:    Daniel R. Dwight



          (ii)  if to Consultant, to:

                        Steven G. Martin
                        222 Merchandise Mart Plaza, Suite 9-112
                        Chicago, Illinois 60654
          B.    Phone: 312-644-6644

                        Fax:  312-644-6244

         Any party may change its address for notice hereunder by notice to the other party hereto given in accordance herewith.

     (b) ASSIGNABILITY. This Agreement shall not be assignable by either party hereto without the prior written consent of the other party, and any such purported assignment shall be void AB INITIO.

     (c) GOVERNING LAW. The parties agree that this Agreement shall be construed and governed in accordance with the internal laws of the State of Illinois without giving effect to principles of conflicts of laws.

     (d) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns.

     (e) COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     (f) ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding of the parties hereto with respect to the matters set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between parties, written or oral, relating to the subject matter of this Agreement. This Agreement may be amended, superseded, cancelled, renewed, or extended and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

     (g) WAIVERS. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

     (h) HEADINGS. The headings in this Agreement are inserted for convenience only and are not to be considered in the interpretation or construction of the provisions hereof.

     (i) DEFINITIONS OF "PERSON". As used herein, the term "Person" shall mean any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or any political subdivision thereof.




     IN WITNESS WHEREOF, the Company and Consultant have signed this Agreement as of the day and year written above.

COMPANY:

         TSET, Inc.

         /s/ Daniel R. Dwight
         By: Daniel R. Dwight
         Its: Chief Executive Officer




CONSULTANT:


         /s/ Steven G. Martin
         Steven G. Martin



         /s/ Joshua B. Scheinfeld
         Joshua B. Scheinfeld

KIRKPATRICK & LOCKHART LLP                         1800 Massachusetts Avenue, NW
                                                   Second Floor
                                                   Washington, DC  20036-1221
                                                   202.778.9000
                                                   www.kl.com


                                   EXHIBIT 5.1

June 24, 2002


TSET, Inc.
464 Common Street, Suite 301
Belmont, Massachusetts 02478


RE:      TSET, INC. (THE "CORPORATION")
         REGISTRATION STATEMENT ON FORM S-8 (THE "REGISTRATION STATEMENT")

Gentlemen:

We have acted as special counsel to the Corporation in connection with the preparation of the Registration Statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"), relating to the proposed public offering of up to 360,000 shares of the Corporation's common stock, par value $0.001 per share (the "COMMON STOCK").

We are furnishing this opinion to you in accordance with Item 601(b)(5) of Regulation S-K promulgated under the 1933 Act for filing as Exhibit 5.1 to the Registration Statement.

We are familiar with the Registration Statement, and we have examined the Corporation's Certificate of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.

Based upon the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Selling Stockholders (as defined in the Registration Statement) to the public, when issued and sold in the manner described in the Registration Statement (as amended), will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Legal Matters."

Very truly yours,


/s/ Kirkpatrick & Lockhart LLP

KIRKPATRICK & LOCKHART LLP

MI - 130238.1
                                  Exhibit 23.1

Consent of Independent Certified Public Accountants
---------------------------------------------------

We have issued our report dated October 8, 2001 accompanying the financial statements of TSET, Inc. appearing in the 2001 Annual Report of the Company to its shareholders on Form 10-K for the year ended June 30, 2001 which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

Portland, Oregon
June 19, 2002